EXHIBIT 10.1

LOAN AGREEMENT

THIS AGREEMENT dated for reference the 28th day of February, 2004

BETWEEN:

FIC INVESTMENTS USA INC., a company incorporated under the laws of Nevada, having its registered office at Suite 3800 Wells Fargo Center, 999 3rd Avenue, Seattle Washington, 98104

(the "Company")

AND:

669997 B.C. LTD., a company incorporated under the laws of British Columbia, having an office at 19060 - 119th Avenue, Pitt Meadows, British Columbia, Canada, V3Y 1X7,

(the "Lender")

WHEREAS:

  The Lender has loaned a total of CDN$212,333 to the Company (the "Loan") upon the terms and conditions set forth herein;

  At the times of the advances of the Loans it was agreed that, in lieu of interest, the Company would pay the Lender a percentage of profits of the Company until repayment of the Loans.

WITNESSES that the parties covenant and agree as follows:

  Representations and Warranties

    In order to induce the Lender to enter into this Agreement and complete its transactions contemplated hereunder, the Company represents and warrants to the Lender that:

      the Company was properly incorporated under the laws of its jurisdiction of incorporation and remains a valid and subsisting corporation thereunder;

      the Company has the corporate power to own its assets and to carry on the business carried on by it;

      to the best of its knowledge, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting the Company at law or in equity or before or by any Federal, Provincial, State, Municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and, to the best of its knowledge, there is no basis therefor;

      to the best of its knowledge, the Company is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever;

      to the best of its knowledge, the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the completion of its transactions contemplated under this Agreement:

        conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of the Company or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which the Company is a party or by which it is bound, or any judgment or order of any kind whatsoever of any Court or administrative body of any kind whatsoever by which it is bound; or

        result in the violation of any law or regulation of any kind whatsoever by the Company.

    The representations and warranties of the Company shall survive so long as any part of the Loan remains outstanding.

    In order to induce the Company to enter into this Agreement and complete its transactions contemplated hereunder, the Lender represents and warrants to the Company that:

      the Lender was properly incorporated under the laws of its jurisdiction of incorporation and remains a valid and subsisting corporation thereunder;

      the Lender has good and sufficient right and authority to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein; and

      to the best of its knowledge, the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the completion of its transactions contemplated under this Agreement will not:

        conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the constating documents of the Lender or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which the Lender is a party or by which it is bound, or any judgment or order of any kind whatsoever of any Court or administrative body of any kind whatsoever by which it is bound; or

        result in the violation of any law or regulation of any kind whatsoever by the Lender.

  The representations and warranties of the Lender shall terminate immediately upon the Loan having been made to the Company.

  The Loan

    In consideration of the Lender providing the Loan to the Company, the Company shall pay to the Lender, in lieu of interest, 10% of the net profits of the Company per annum (the "Percentage of Profit") for a period of 5 years.

    If upon the expiry of the 5 year period specified in paragraph 2.1 the principal (the "Principal") of the Loan has not been repaid, the Lender shall be entitled to receive 10% of the Company's net profit per annum until such time as the entire Principal has been repaid.

    If the Company fails in any year to pay the Percentage of Profit to the Lender as specified in paragraphs 2.1 and 2.2, then the Company shall pay to the Lender compound interest upon all amounts owed to the Company at a rate that is equal to the Percentage of Profit as well after as before maturity to be computed with rests on the last day of each month.

    Each of the following, unless waived by the Lender in writing, shall be an event of default under this Agreement and, upon the occurrence of an event of default, the obligations of the Lender hereunder shall terminate forthwith and any amounts outstanding hereunder shall become immediately repayable:

      default at any time of payment of the Percentage of Profit when due; or

      default of payment of any other moneys owing hereunder when payable; or

      a material breach by the Company of any covenant or agreement herein contained, which breach is not rectified within 10 days of notice thereof to the Company; or

      the Company makes an assignment for the benefit of its creditors, is declared bankrupt, makes a proposal or otherwise takes advantage of provisions for relief under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors' Arrangement Act (British Columbia) or similar legislation in the United States or any other jurisdiction, or makes an authorized assignment; or

      a receiver, receiver and manager or receiver manager of all or any part of the property and assets of the Company is appointed; or

      an order of execution against the property and assets of the Company, or any part thereof, remains unsatisfied for a period of 30 days; or

      any representation or warranty, whether or not contained herein, by or on behalf of the Company to the Lender is untrue in any material respect; or

      an order is made or an effective resolution is passed for winding up the Company; or

      the Company enters into an amalgamation, a merger or other similar arrangement with any other person, without the prior written consent of the Lender; or

      the Company ceases, or threatens to cease, to carry on its business.

    The Lender covenants and agrees with the Company to execute all such releases and discharges as may be reasonably required by the Company once the Loan, and any other amounts that may be owing hereunder, have been paid.

  Covenants and Agreements

    The Company covenants and agrees with the Lender that the Company shall:

      prior to the Loan Advance Date, provide the Lender (at the Lender's cost) full access to the Company's books, records and property including, without limitation, all of its assets, contracts and minute books, so as to permit the Lender to make such investigation of the Company as the Lender deems necessary;

      while any part of the Loan is outstanding, do all such acts and things necessary to ensure that all of the representations and warranties of the Company remain true and correct;

      while any part of the Loan is outstanding, preserve and protect the goodwill, assets, business and undertaking of the Company and, without limiting the generality of the foregoing, carry on the business of the Company in a reasonable and prudent manner; and

      immediately notify the Lender in writing should an event of default (as provided for in section 2.6) occur.

  General

    Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this paragraph 4.1 or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

    The recitals to this Agreement constitute a part of this Agreement.

    This Agreement constitutes the entire agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

    The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

    No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

    Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

    The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may reasonably require in order to carry out the full intent and meaning of this Agreement.

    Any notice, request, demand and other communication to be given under this Agreement shall be in writing and shall be delivered by hand to the parties at their following respective addresses:

    If to the Lender at:

    19060 - 119th Avenue, Pitt Meadows, British Columbia, Canada, V3Y 1X7,
    Attention: President

    If to the Company at:

    Suite 3800 Wells Fargo Center, 999 3rd Avenue, Seattle, Washington 98104
    Attention: President

    or at such other address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this section. Any notice mailed as aforesaid shall be deemed to have been given and received on the second business day next following the date of its mailing unless at the time of mailing or within two business days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or telecopied to the party to whom it is addressed shall be deemed to have been given and received on the day it was delivered, provided that if such day is not a business day then the notice shall be deemed to have been given and received on the business day next following such day.

    This Agreement shall be governed by the laws of the Province of British Columbia.

    This Agreement may be executed in several counterparts, each of which when so executed will be deemed to be an original and such counterparts will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear date as of the date of this Agreement. A facsimile transcribed copy of this Agreement signed by a party in counterpart or otherwise will be deemed to be and to constitute a properly executed, delivered and binding Agreement of the party so signing, notwithstanding any variation in the dates of execution.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

SIGNED, SEALED AND DELIVERED BY FIC INVESTMENTS USA INC. per: Authorized Signatory Name of Signatory: Title of Signatory:
SIGNED, SEALED AND DELIVERED BY 669997 B.C. LTD. per: Authorized Signatory Name of Signatory: Title of Signatory: